EXHIBIT 10.28

GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified, this “Guaranty” or this “Agreement”), dated as of August 31, 2008, is made by GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Delaware corporation (“GEM-DE”), GENERAL ENVIRONMENTAL MANAGEMENT OF RANCHO CORDOVA LLC, a California limited liability company (“GEMRC”), GEM MOBILE TREATMENT SERVICES, INC., a California corporation (“GEMMTS”) and GEM 6 ACQUISITIONS CORPORATION, a Delaware corporation (“GEM 6,” and collectively with GEM-DE, GEMRC, GEMMTS and any and all Additional Guarantors from time to time, each a “Guarantor” and collectively the “Guarantors”), in favor of CVC California, LLC (the “Lender”).

STATEMENT OF PURPOSE

Pursuant to the terms of the Revolving Credit and Term Loan Agreement of even date herewith by and between General Environmental Management, Inc., a Nevada corporation (the “Borrower”), and the Lender (as same may be amended, modified, supplemented and/or restated from time to time, the “Loan Agreement”), the Lender has agreed to make one or more Loans to the Borrower in an aggregate principal amount of up to $13,500,000 at any time outstanding, upon the terms and subject to the conditions set forth therein.

Each of the Guarantors is a direct or indirect wholly-owned Subsidiary of the Borrower.

The Borrower and the Guarantors, though separate legal entities, comprise one integrated financial enterprise, and the Loans will inure, directly or indirectly, to the benefit of each of the Guarantors.

It is a condition precedent to the obligation of the Lender to make the Loans under the Loan Agreement that the Guarantors shall have executed and delivered this Guaranty to the Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Lender to enter into the Loan Agreement and to make the Loans thereunder, the Guarantors hereby agree with the Lender as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1  Definitions.  The following terms when used in this Guaranty shall have the meanings assigned to them below:

“Additional Guarantor” means each direct or indirect Subsidiary of the Borrower which hereafter becomes a Guarantor pursuant to Section 4.17 hereof and Section 5.11 of the Loan Agreement.

“Applicable Insolvency Laws” means all Applicable Laws (domestic or foreign) governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guaranty” means this Guaranty Agreement, as amended, restated, supplemented or otherwise modified from time to time.

SECTION 1.2 Other Definitional Provisions.  Capitalized terms used and not otherwise defined in this Guaranty, including the preambles and recitals hereof, shall have the meanings ascribed to them in the Loan Agreement.  In the event of a conflict between capitalized terms defined herein and in the Loan Agreement, the Loan Agreement shall control.  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to such Guarantor’s Collateral or the relevant part thereof.  The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified.

ARTICLE II

GUARANTY

SECTION 2.1  Guaranty.  Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Lender and its successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of the agreements and instruments evidencing such Obligations, including all renewals, extensions or modifications thereof (all such Obligations of the Borrower being hereafter collectively referred to as the “Guaranteed Obligations”).

SECTION 2.2  Bankruptcy Limitations on Guarantors.  Notwithstanding anything to the contrary contained in Section 2.1, it is the intention of each Guarantor and the Lender that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of Applicable Insolvency Laws after giving effect to Section 2.3.  To that end, but only in the event and to the extent that after giving effect to Section 2.3 such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this Section 2.2, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to Section 2.3, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws.  To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this Section 2.2 and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the first sentence of this Section 2.2 shall in all events remain in full force and effect and be fully enforceable against such Guarantor.  The first sentence of this Section 2.2 is intended solely to preserve the rights of the Lender hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

SECTION 2.3 Agreements for Contribution.

(a)  To the extent that any Guarantor is required, by reason of its obligations hereunder, to pay to the Lender an amount greater than the amount of value (as determined in accordance with Applicable Insolvency Laws) actually made available to or for the benefit of such Guarantor on account of the Loan Agreement, this Guaranty or any other Loan Document, such Guarantor shall have an enforceable right of contribution against the remaining Guarantors, and the remaining Guarantors shall be jointly and severally liable for repayment of the full amount of such excess payment.  Subject only to the subordination provided in Section 2.3(d), such Guarantor further shall be subrogated to any and all rights of the Lender against the Borrower and the remaining Guarantors to the extent of such excess payment.

(b)  To the extent that any Guarantor would, but for the operation of this Section 2.3 and by reason of its obligations hereunder or its obligations to other Guarantors under this Section 2.3, be rendered insolvent for any purpose under Applicable Insolvency Laws, each of the Guarantors hereby agrees to indemnify such Guarantor and commits to make a contribution to such Guarantor’s capital in an amount at least equal to the amount necessary to prevent such Guarantor from having been rendered insolvent by reason of the incurrence of any such obligations.

(c)  To the extent that any Guarantor would, but for the operation of this Section 2.3, be rendered insolvent under any Applicable Insolvency Law by reason of its incurring of obligations to any other Guarantor under the foregoing Sections 2.3(a) and (b), such Guarantor shall, in turn, have rights of contribution to the full extent provided in the foregoing Sections 2.3(a) and (b) against the remaining Guarantors, such that all obligations of all of the Guarantors hereunder and under this Section 2.3 shall be allocated in a manner such that no Guarantor shall be rendered insolvent for any purpose under Applicable Insolvency Law by reason of its incurrence of such obligations.

(d)  Notwithstanding any payment or payments by any of the Guarantors hereunder, or any set-off or application of funds of any of the Guarantors by the Lender, or the receipt of any amounts by the Lender with respect to any of the Guaranteed Obligations, none of the Guarantors shall be entitled to be subrogated to any of the rights of the Lender against the Borrower or the other Guarantors or against any collateral security held by the Lender for the payment of the Guaranteed Obligations, nor shall any of the Guarantors seek any reimbursement from the Borrower or any of the other Guarantors in respect of payments made by such Guarantor in connection with the Guaranteed Obligations.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full or the Revolving Credit Commitment remains outstanding, such amount shall be held by such Guarantor in trust for the ratable benefit of the Lender, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Lender, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in the order set forth in the Loan Agreement.

SECTION 2.4  Nature of Guaranty.

(a) Each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(i)  the validity, enforceability or any future amendment of, or change in, the Loan Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower or any Subsidiary is or may become a party;

(ii)  the absence of any action to enforce this Guaranty, the Loan Agreement or any other Loan Document or the waiver or consent by the Lender with respect to any of the provisions of this Guaranty, the Loan Agreement or any other Loan Document;

(iii)  the existence, value or condition of, or failure to perfect any Lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Lender in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty); or

(iv)  any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (all of which are, to the fullest extent permitted by law, hereby waived);

it being agreed by each Guarantor that, subject to the first sentence of Section 2.2, its obligations under this Guaranty shall not be discharged until the final indefeasible payment and performance, in full, of the Guaranteed Obligations.

(b)  Each Guarantor represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses (except payment in full) of any kind against the Lender or the Borrower, whether now existing or which may arise in the future.

(c)  Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 2.5 Waivers.  To the extent permitted by law, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a)  any rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Lender to proceed in respect of the Obligations against the Borrower or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

(b)  any defense based upon the failure of the Lender to commence an action in respect of the Guaranteed Obligations against the Borrower, such Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

(c)  any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Lender of this Guaranty;

(d)  any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by Applicable Law, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty;

(e)  any and all right to notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon, or acceptance of, this Guaranty;

(f)  ALL RIGHTS AND DEFENSES THAT ARE OR MAY BECOME AVAILABLE TO ANY GUARANTOR BY REASON OF SECTIONS 2787 TO 2855, INCLUSIVE, AND SECTION 3433 OF THE CALIFORNIA CIVIL CODE OR SIMILAR APPLICABLE LAW;

(g)  all rights and benefits under Section 2809 of the California Civil Code and any similar applicable law purporting to reduce a guarantor’s obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

(h)  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES THAT IT MAY HAVE BECAUSE ALL OR ANY PART OF THE OBLIGATIONS ARE NOW, OR MAY HEREAFTER BE, SECURED BY REAL PROPERTY.  THIS MEANS, AMONG OTHER THINGS, THAT: (1) THE LENDER OR ANY OTHER PERSON MAY COLLECT FROM ANY GUARANTOR WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY THE BORROWER OR GUARANTOR; (2) IF THE LENDER OR ANY OTHER PERSON FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY ANY GUARANTOR (A) THE AMOUNT OF THE DEBT MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; (B) THE LENDER OR ANY OTHER PERSON MAY COLLECT FROM ANY GUARANTOR EVEN IF THE LENDER OR SUCH OTHER PERSON, BY FORECLOSURE ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT SUCH GUARANTOR MAY HAVE TO COLLECT FROM THE BORROWER OR ANY OTHER GUARANTOR.  THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES ANY GUARANTOR MAY HAVE BECAUSE THE BORROWER'S OR ANY GUARANTOR'S DEBT IS NOW, OR HEREAFTER MAY BE, SECURED BY REAL PROPERTY.  THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON SECTIONS 580a, 580b, OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE AND ANY SIMILAR APPLICABLE LAWS; and

(i)  IN ADDITION, EACH GUARANTOR WAIVES ANY REQUIREMENT OF MARSHALING OR ANY OTHER PRINCIPLE OF ELECTION OF REMEDIES, AND ALL RIGHTS AND DEFENSES ARISING OUT OF ANY ELECTION OF REMEDIES BY ANY BENEFICIARY UNDER A DEED OF TRUST, THE LENDER OR ANY OTHER PERSON, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NON-JUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTEED OBLIGATION, HAS DESTROYED SUCH GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY THE OPERATION OF SECTION 580d OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR OTHERWISE.

The foregoing waivers are of the essence of the transaction contemplated by the Loan Agreement and the other Loan Documents and, but for this Guaranty and such waivers, the Lender would decline to enter into the Loan Agreement and the other Loan Documents.

SECTION 2.6 Modification of Loan Documents, etc.  None of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:

(a)  any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b)  any action under or in respect of the Loan Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or waiver or refrain from exercising any such remedies, powers or privileges;

(c)  any amendment or modification, in any manner whatsoever (including, without limitation, increases in principal amounts or lending commitments and increases in interest rates, fees or other charges), of the Loan Documents;

(d)  any extension or waiver of the time for performance by any Guarantor, any other guarantor, the Borrower or any other Person, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)  the taking and holding security or Collateral for the payment of the Obligations or the sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Lender has been granted a Lien, to secure any indebtedness of any Guarantor, any other guarantor or the Borrower to the Lender (provided that the net cash proceeds actually received by the Lender from Collateral shall be applied to the Obligations);

(f)  the release of anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor, any other guarantor or the Borrower to the Lender; or

(g)  any modification or termination of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor, any other guarantor or the Borrower are subordinated to the claims of the Lender.

SECTION 2.7 Demand by the Lender.  In addition to the terms set forth in this Article II and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Lender to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable.

SECTION 2.8 Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Lender may enforce against the Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Lender hereunder, under the Loan Agreement or the other Loan Documents or otherwise.

SECTION 2.9 Benefits of Guaranty.  The provisions of this Guaranty are for the benefit of the Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower and the Lender, the obligations of the Borrower under the Loan Documents.  In the event that all or any part of the Obligations are transferred, endorsed or assigned by the Lender to any Person or Persons as permitted under the Loan Agreement, any reference to a “Lender” herein shall be deemed to refer equally to such Person or Persons.

SECTION 2.10 Termination; Reinstatement.

(a)  Subject to Section 2.10(c) below, this Guaranty shall remain in full force and effect until all the Guaranteed Obligations shall have been indefeasibly paid in full.

(b)  No payment made by the Borrower, any other Guarantor, or any other Person received or collected by the Lender from the Borrower, any other Guarantor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantors (as reduced by the subject payment or collection) up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations shall have been indefeasibly paid in full.

(c)  Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be refunded by the Lender to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any Applicable Law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien or Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or Collateral securing such obligation).

SECTION 2.11 Payments.  Payments by the Guarantors shall be made to the Lender, to be credited and applied to the Guaranteed Obligations in accordance with the Loan Agreement, in immediately available Dollars to the account designated by the Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lender to make the Loans, each Guarantor hereby represents and warrants that:

SECTION 3.1 Existence.  Such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

SECTION 3.2 Authorization of Agreement; Enforceability.  Such Guarantor has the right, power and authority to execute, deliver and perform this Guaranty and has taken all necessary corporate or other organizational action to authorize its execution, delivery and performance of this Guaranty.  This Guaranty has been duly executed and delivered by the duly authorized officers of such Guarantor and this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 3.3 No Conflict; Consents.  The execution, delivery and performance by such Guarantor of this Guaranty will not, by the passage of time, the giving of notice or otherwise, violate any material provision of any Applicable Law or Organic Document or contractual obligation of such Guarantor and will not result in the creation or imposition of any Lien upon or with respect to any property or revenues of such Guarantor.  No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty.

SECTION 3.4 Litigation.  No actions, suits or proceedings before any arbitrator or governmental authority are pending or, to the Knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties with respect to this Guaranty or any of the transactions contemplated hereby.

SECTION 3.5 Title to Assets.  Such Guarantor has a valid leasehold interest in the real property leased by it, and has good title to all of its personal property sufficient to carry on its business free of any and all Liens of any type whatsoever, except Permitted Liens.

SECTION 3.6 Solvency.  As of the Closing Date (or such later date upon which such Guarantor became a party hereto), the Guarantors, taken as a whole, (i) have capital sufficient to carry on their business and transactions and all business and transactions in which they engage and are able to pay their debts as they mature, and (ii) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature, subject in each case to the first sentence of Section 2.2.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Amendments in Writing.  None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.04 of the Loan Agreement.

SECTION 4.2 Notices.  All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 9.06 of the Loan Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantor at the address of the Borrower set forth in Section 9.06 of the Loan Agreement.

SECTION 4.3 Enforcement Expenses, Indemnification.

(a)  Each Guarantor agrees to pay or reimburse the Lender for all its reasonable costs and expenses incurred in connection with enforcing or preserving any rights under this Guaranty and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Lender.

(b)  Each Guarantor agrees to pay, and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Guaranty.  For clarity, the foregoing does not include net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of the Lender or its members.

(c)  Each Guarantor agrees to pay, and to save the Lender harmless from, any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Borrower would be required to do so pursuant to the Loan Agreement and/or the Collateral Agreement.

(d)  The agreements in this Section 4.3 shall survive repayment of the Obligations and all other amounts payable under the Loan Agreement and the other Loan Documents.

SECTION 4.4 Governing Law.  This Guaranty shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 4.5 Consent to Jurisdiction and Venue.

(a)  Each Guarantor hereby irrevocably consents to the personal jurisdiction of all state and federal courts located in New York, New York (and any courts from which an appeal from any of such courts must or may be taken) in any action, claim or other proceeding arising out of any dispute in connection with this Agreement and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.  Each Guarantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Lender in connection with this Agreement or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, by registered or certified mail, return receipt requested, in the manner specified in Section 9.06 of the Loan Agreement.  Nothing in this Section 4.5 shall affect the right of the Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Lender to bring any action or proceeding against any Guarantor or its properties in the courts of any other jurisdictions.

(b)  The Guarantors hereby irrevocably waive any objection each may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Guaranty, any other Loan Document or the rights and obligations of the parties hereunder or thereunder.  The Guarantors irrevocably waive, in connection with such action, claim or proceeding, any plea or claim that the action, claim or proceeding has been brought in an inconvenient forum.

SECTION 4.6 Preservation of Remedies, Damages

(a)  The parties hereto and to the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a dispute.  Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self-help (to the extent not prohibited by Applicable Law) to exercise or prosecute the following remedies, as applicable:  (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self-help (to the extent not prohibited by Applicable Law) including peaceful occupation of property and collection of rents, set-off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment.  Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a dispute.

(b)  Each Guarantor hereby agrees that it shall not have a remedy of punitive or exemplary damages against any other party to a Loan Document and each Guarantor hereby waives any right or claim to punitive or exemplary damages that it may now have or may arise in the future in connection with any dispute, whether such dispute is resolved through arbitration or judicially.

(c)  Each Guarantor hereby waives the right to interpose any counterclaims (other than compulsory counterclaims) in any action brought by the Lender hereunder or in respect of any other Loan Document, provided that this waiver shall not preclude the Guarantor from pursuing any such claims by means of separate proceedings.

SECTION 4.7 Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LENDER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

SECTION 4.8 No Waiver by Course of Conduct, Cumulative Remedies.  The Lender shall not by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by law.

SECTION 4.9 Successors and Assigns.  This Guaranty shall be binding upon and shall inure to the benefit of each Guarantor (and shall bind all Persons who become bound as a Guarantor under this Guaranty), the Lender and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of all holders of Obligations.

SECTION 4.10 Severability.  If any provision hereof is held by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.11 Headings.  The various headings used in this Guaranty are for convenience of reference only and shall not affect the meaning or interpretation of this Guaranty or any provisions hereof.

SECTION 4.12 Counterparts; Fax Signatures.  This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  This Guaranty may be executed by fax signature, which shall be fully binding on the subject Guarantor.

SECTION 4.13 Set-Off.  Each Guarantor hereby irrevocably authorizes the Lender, at any time and from time to time during the continuance of an Event of Default, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender (or any agent of the Lender) to or for the credit or the account of such Guarantor, or any part thereof, in such amounts as the Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Lender hereunder, as the Lender may elect, whether or not the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Lender shall notify such Guarantor promptly of any such set-off and the application made by the Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this Section 4.13 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

SECTION 4.14  Integration.  This Guaranty and the other Loan Documents represent the agreement of the Guarantors and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 4.15  Acknowledgements.  Each Guarantor hereby acknowledges that:

(a)  it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party;

(b)  the Lender as such has no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Lender as such, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lender or among the Guarantors and the Lender.

SECTION 4.16  Releases.  At such time as the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Credit Commitment has been terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination) of the Guarantors hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

SECTION 4.17 Additional Guarantors.  Each direct or indirect Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to Section 5.11 of the Loan Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a supplement in form and substance satisfactory to the Lender.

SECTION 4.18 California Specific Provisions.  Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from any claim or defense based upon an election of remedies by the Lender, including any defense based upon an election of remedies by the Lender under the provisions of the California Code of Civil Procedure Sections 580a, 580b, 580d, and 726 or any similar law of California or any other jurisdiction.  Pursuant to California Civil Code Section 2856:

Each Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement by the operation of California Code of Civil Procedure Section 580(d) or otherwise.

Each Guarantor waives all rights and defenses that such Guarantor may have because the Guaranteed Obligations are secured by real property.  This means, among other things, that:

(1)  The Lender may collect from the Guarantors without first foreclosing on any real or personal property collateral pledged by or on behalf of the Borrower or any Guarantor; and

(2)  If the Lender forecloses on any real property collateral pledged by or on behalf of the Borrower or any Guarantor: (a) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (b) the Lender may collect from the Guarantors even if the Lender, by foreclosing on the real property collateral, has destroyed any right the Guarantors may have to collect from the Borrower or another Guarantor.

This is an unconditional and irrevocable waiver of any rights and defenses the Guarantors may have because the Guaranteed Obligations are secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon California Code of Civil Procedure Sections 580a, 580b, 580d, or 726.

If any of the Guaranteed Obligations are at any time secured by a mortgage or deed of trust upon real property, the Lender may elect, in its sole discretion, upon a default with respect to the Guaranteed Obligations, to foreclose such mortgage or deed of trust judicially or non-judicially in any manner permitted by law, before or after enforcing the Deed of Trust, the Notes or the other Loan Documents, without diminishing or affecting the liability of the Guarantors hereunder except to the extent that the Guaranteed Obligations are repaid with the proceeds of such foreclosure.  Each Guarantor understands that (a) by virtue of the operation of California’s antideficiency law applicable to non-judicial foreclosures, an election by the Lender non-judicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of the Guarantors, and (b) absent the waiver given by the Guarantors, such an election would prevent the Lender from enforcing the Deed of Trust, the Notes or the other Loan Documents against the Guarantors.  Understanding the foregoing, and understanding that each Guarantor is hereby relinquishing a defense to the enforceability of the Deed of Trust, the Notes or the other Loan Documents, each Guarantor hereby WAIVES any right to assert against the Lender any defense to the enforcement of the Deed of Trust, the Notes or the other Loan Documents, whether denominated “estoppel” or otherwise, based on or arising from an election by the Lender non-judicially to foreclose any such mortgage or deed of trust.  Each Guarantor understands that the effect of the foregoing waiver may be that such Guarantor may have liability hereunder for amounts with respect to which the Guarantors may be left without rights of subrogation, reimbursement, contribution, or indemnity.  Each Guarantor also agrees that the “fair market value” provisions of California Code of Civil Procedure Section 580a shall have no applicability with respect to the determination of such Guarantor’s liability under the Deed of Trust, the Notes or the other Loan Documents.

Each Guarantor hereby absolutely, unconditionally, knowingly, and expressly waives: (i) any right of subrogation such Guarantor has or may have as against the Borrower and the other Guarantors with respect to the Guaranteed Obligations; (ii) any right to proceed against the Borrower and the Guarantors or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which the Guarantors may now or hereafter have as against the Borrower and the Guarantors with respect to the Guaranteed Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of the Borrower and the Guarantors.

WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH GUARANTOR HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2814, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

NOTWITHSTANDING ANY OF THE PROVISIONS CONTAINED IN THIS AGREEMENT RELATING TO OR REFERENCING ANY OF THE CALIFORNIA CIVIL CODE AND THE CALIFORNIA CODE OF CIVIL PROCEDURE PROVISIONS, INCLUDING WITHOUT LIMITATION, ANY OF THE WAIVERS BY THE GUARANTORS OF ANY RIGHT, BENEFIT OR DEFENSE UNDER THE CALIFORNIA CIVIL CODE OR THE CALIFORNIA CODE OF CIVIL PROCEDURE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS, PRINCIPLES, AND OTHERWISE IN ACCORDANCE WITH SECTION 4.4 ABOVE.  NOTWITHSTANDING THE FOREGOING, IN THE EVENT THAT THIS AGREEMENT IS CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (IN OPPOSITION TO THE INTENTION OF THE LENDER AND THE GUARANTORS AS EXPRESSED IN THE PREVIOUS SENTENCE), THEN ALL SUCH PROVISIONS AND WAIVERS SHALL BE GIVEN FULL FORCE AND EFFECT AS SET FORTH HEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty by its duly authorized officer, all as of the date first set forth above.

GENERAL ENVIRONMENTAL MANAGEMENT, INC., a Delaware corporation

By:
Timothy J. Koziol Chief Executive Officer

GENERAL ENVIRONMENTAL MANAGEMENT OF RANCHO CORDOVA LLC

By:
Timothy J. Koziol Manager

GEM MOBILE TREATMENT SERVICES, INC.

By:
Timothy J. Koziol Chief Executive Officer

GEM 6 ACQUISITIONS CORPORATION

By:
Timothy J. Koziol President